EXHIBIT 99.2

          Form of Notice of Grant of Stock Option



                           ONCOR, INC.

                  NOTICE OF GRANT OF STOCK OPTION

          Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of Oncor, Inc. (the "Company"):

          Optionee:
          ---------
          Grant Date:
          ----------

          Type of Option:
          --------------

          Option Price:
          ------------

          Number of Optioned Shares:
          -------------------------

          Expiration Date:
          ---------------

          Exercise Schedule: The Option will initially become exercisable upon the Optionee's completion of twelve (12) months of service (as defined in the attached Stock Option Agreement) measured from the Grant Date as follows:

          Exercise Dates               No. of Shares
          --------------               -------------

The Option shall not become exercisable for any additional
Optioned Shares following the Optionee's cessation of Service, except as may be otherwise provided in the Stock Option Agreement attached hereto as Exhibit A.

          Optionee understands that the Option is granted subject to and in accordance with the express terms and conditions of the Oncor, Inc. 1992 Stock Option Plan (the "Plan"), a copy of which may be obtained upon request from the Secretary of the Company. Optionee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement.

          No Employment or Service Contract:  Nothing in the
Stock Option Agreement or the Plan shall confer upon the Optionee the right to continue in the Service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

                                    ONCOR, INC.


                                    By: _________________________

                                    Title: ______________________


                                    _____________________________
                                                         Optionee

                                    Address:

                                    SSN:

Dated: _____________________, 1995

Exhibit A:  Stock Option Agreement


                                 2.